Exhibit 99.1

NETSCOUT Reports First Quarter Fiscal Year 2024 Financial Results

Delivered Solid Q1 Financial Performance

Released Next-Generation Technologies to Support 2H FY2024 Revenue Ramp

WESTFORD, Mass.--(BUSINESS WIRE)--July 27, 2023--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of enterprise performance management, carrier service assurance, cybersecurity, and DDoS protection, today announced financial results for its first quarter ended June 30, 2023.

Remarks by Anil Singhal, NETSCOUT’s President and Chief Executive Officer:

“We delivered a solid financial performance in the first quarter of our fiscal year with total revenue in-line with our expectations and double-digit percentage improvement in diluted earnings per share year over year. At the same time, we released several new product offerings, including our ‘Visibility Without Borders’ platform, our next-generation Omnis Cyber Intelligence solution, Adaptive DDoS, and Mobile Security, all of which we expect to begin contributing to revenue in the second half of the current fiscal year. Looking ahead, we are reiterating our fiscal year 2024 outlook and remain focused on delivering long-term stakeholder value.”

Q1 FY24 Financial Results

Total revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2024 was $211.1 million, compared with $208.8 million (GAAP and non-GAAP) in the first quarter of fiscal year 2023. A reconciliation of all GAAP and non-GAAP results are included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2024 was $94.7 million, or approximately 45% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $98.3 million in the first quarter of fiscal year 2023, which was approximately 47% of total revenue in the period. As of June 30, 2023, NETSCOUT had a product backlog consisting of fulfillable orders of approximately $12 million, which excludes radio frequency propagation modeling orders of approximately $4 million. This compares with approximately $39 million of fulfillable orders and $45 million of radio frequency propagation modeling orders as of June 30, 2022.

Service revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2024 was $116.5 million, or approximately 55% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $110.6 million in the first quarter of fiscal year 2023, which was approximately 53% of total revenue for the period.

NETSCOUT’s loss from operations (GAAP) was $4.7 million in the first quarter of fiscal year 2024, compared with a loss from operations (GAAP) of $9.1 million in the first quarter of fiscal year 2023. The Company’s operating margin (GAAP) was negative 2.2% in the first quarter of fiscal year 2024, versus negative 4.4% in the same period of fiscal year 2023. Non-GAAP income from operations was $29.6 million with a non-GAAP operating margin of 14.0% in the first quarter of fiscal year 2024. This compares to non-GAAP income from operations of $24.5 million and a non-GAAP operating margin of 11.7% in the first quarter of fiscal year 2023. Non-GAAP EBITDA from operations in the first quarter of fiscal year 2024 was $34.6 million, or 16.4% of non-GAAP quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $29.8 million in the first quarter of fiscal year 2023, or 14.3% of non-GAAP quarterly revenue for the period.

Net loss (GAAP) for the first quarter of fiscal year 2024 was $4.2 million, or a net loss of $0.06 per share (diluted), versus a net loss of $7.1 million, or a net loss of $0.10 per share (diluted), for the first quarter of fiscal year 2023. On a non-GAAP basis, net income for the first quarter of fiscal year 2024 was $22.7 million, or $0.31 per share (diluted), compared with $18.1 million, or $0.24 per share (diluted), for the first quarter of fiscal year 2023.

As of June 30, 2023, cash, cash equivalents, short-term and long-term marketable securities, and investments, were $390.5 million, compared with $427.9 million as of March 31, 2023, and $374.6 million as of June 30, 2022. The Company’s outstanding debt balance under its revolving credit facility was $100 million as of June 30, 2023. The $800 million revolving credit facility will expire in July 2026.

Financial Outlook

NETSCOUT is reiterating its revenue and diluted net income per share outlook (GAAP and non-GAAP) for fiscal year 2024, all of which were previously issued by the Company on May 4, 2023, in its fourth quarter and full fiscal year 2023 earnings press release. The Company’s financial outlook for fiscal year 2024 remains as follows:

  Revenue (GAAP and non-GAAP) in the range of $915 million to $945 million.
  GAAP net income per share (diluted) in the range of $0.86 to $0.98. Non-GAAP net income per share (diluted) in the range of $2.20 to $2.32.

A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2024 outlook is included in the financial tables below.

Recent Developments and Highlights

  In late July 2023, NETSCOUT announced its next-generation Omnis Cyber Intelligence (OCI) solution, an advanced network detection and response (NDR) solution. OCI uses highly scalable deep packet inspection (DPI) and multiple threat detection methods at the source of packet capture to detect threats in real time and via historical investigation of high-fidelity network metadata and packets. OCI helps identify threats earlier in the attack life cycle and quickens investigations by gathering network-based forensic evidence to reduce the Mean Time to Response (MTTR). OCI is also a valuable tool for verifying the effectiveness and improving the existing cybersecurity ecosystem, ensuring compliance, and lowering the risk of successful cyberattacks.
  In mid-July 2023, NETSCOUT released its latest version of Arbor Edge Defense (AED) which includes new ML-based Adaptive DDoS Protection. This solution combines leading global threat intelligence with machine learning to protect enterprises from rapidly spreading dynamic DDoS attacks.
  In June 2023, NETSCOUT introduced its Visibility Without Borders® (VWB) platform to help essential organizations keep goods and services flowing by uniting performance, security, and availability under one common data framework. By proactively identifying areas of complexity, fragility, and risk, the platform unlocks insights at unparalleled scale to deliver the intelligence needed to increase visibility, improve agility, and keep data and applications secure.
  In May 2023, NETSCOUT introduced Mobile Security using Arbor® Sightline Mobile and MobileStream to answer mobile network operators’ (MNO) need for scalable, real-time visibility, detection, and mitigation of threats that can impact the performance and availability of 4G/5G mobile consumer services and network infrastructure.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its first quarter fiscal year 2024 financial results and financial outlook today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (203) 518-9708. The conference call ID is NTCTQ124. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 839-2417 for U.S./Canada callers and (402) 220-7209 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes restructuring charges and legal expenses related to civil judgements. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes change in fair value of derivative instrument, net of related income tax effects. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s financial outlook for fiscal year 2024, that it expects that its new product releases to contribute to revenue in the second half of the current fiscal year, that it remains focused on delivering long-term stakeholder value, as well as statements relating to the potential benefit of a market for the Company’s products and regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; liquidity concerns at, and failures of, banks and other financial institutions; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; the impacts of epidemics or pandemics such as COVID-19; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2023 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2023	2022
Revenue:
Product	$94,661	$98,251
Service	116,477	110,561
Total revenue	211,138	208,812

Cost of revenue:
Product	16,662	26,805
Service	33,734	30,909
Total cost of revenue	50,396	57,714

Gross profit	160,742	151,098

Operating expenses:
Research and development	45,520	43,457
Sales and marketing	78,996	76,323
General and administrative	28,214	24,790
Amortization of acquired intangible assets	12,707	13,881
Restructuring charges	-	1,774

Total operating expenses	165,437	160,225

Loss from operations	(4,695)	(9,127)
Interest and other expense, net	(639)	(1,358)

Loss before income tax benefit	(5,334)	(10,485)
Income tax benefit	(1,134)	(3,353)
Net loss	$(4,200)	$(7,132)

Basic net loss per share	$(0.06)	$(0.10)
Diluted net loss per share	$(0.06)	$(0.10)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	71,540	72,452
Net loss per share - diluted	71,540	72,452

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2023	2023

Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$384,603	$418,998
Accounts receivable and unbilled costs, net	108,292	143,855
Inventories and deferred costs	18,449	17,956
Prepaid expenses and other current assets	38,327	36,551

Total current assets	549,671	617,360

Fixed assets, net	33,207	34,735
Operating lease right-of-use assets	49,432	51,456
Goodwill and intangible assets, net	2,076,033	2,090,995
Long-term marketable securities	5,881	8,940
Other assets	16,373	17,074

Total assets	$2,730,597	$2,820,560

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,400	$16,473
Accrued compensation	53,627	83,279
Accrued other	20,659	30,674
Deferred revenue and customer deposits	282,773	311,531
Current portion of operating lease liabilities	11,727	11,650

Total current liabilities	383,186	453,607

Other long-term liabilities	7,534	7,683
Deferred tax liability	13,625	24,939
Accrued long-term retirement benefits	26,257	26,049
Long-term deferred revenue and customer deposits	122,381	129,814
Operating lease liabilities, net of current portion	46,404	48,819
Long-term debt	100,000	100,000

Total liabilities	699,387	790,911

Stockholders' equity:
Common stock	130	128
Additional paid-in capital	3,118,798	3,099,698
Accumulated other comprehensive income	5,803	5,738
Treasury stock, at cost	(1,559,534)	(1,546,128)
Retained earnings	466,013	470,213

Total stockholders' equity	2,031,210	2,029,649

Total liabilities and stockholders' equity	$2,730,597	$2,820,560

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2023	2022	2023

GAAP and Non-GAAP Revenue	$211,138	$208,812	$208,093

Gross Profit (GAAP)	$160,742	$151,098	$157,152
Share-based compensation expense (1)	2,911	2,037	1,940
Amortization of acquired intangible assets (2)	1,638	2,328	2,329
Acquisition related depreciation expense (3)	5	7	6
Non-GAAP Gross Profit	$165,296	$155,470	$161,427

Income (Loss) from Operations (GAAP)	$(4,695)	$(9,127)	$1,638
GAAP Operating Margin	-2.2%	-4.4%	0.8%
Share-based compensation expense (1)	19,844	15,581	14,761
Amortization of acquired intangible assets (2)	14,345	16,209	16,219
Restructuring charges	-	1,774	(21)
Acquisition related depreciation expense (3)	59	65	58
Legal expenses related to civil judgments (4)	41	-	50
Non-GAAP Income from Operations	$29,594	$24,502	$32,705
Non-GAAP Operating Margin	14.0%	11.7%	15.7%

Net Loss (GAAP)	$(4,200)	$(7,132)	$(3,221)
Share-based compensation expense (1)	19,844	15,581	14,761
Amortization of acquired intangible assets (2)	14,345	16,209	16,219
Restructuring charges	-	1,774	(21)
Acquisition related depreciation expense (3)	59	65	58
Legal expenses related to civil judgments (4)	41	-	50
Change in fair value of derivative instrument (5)	(206)	-	1,380
Income tax adjustments (6)	(7,171)	(8,445)	(2,041)
Non-GAAP Net Income	$22,712	$18,052	$27,185

Diluted Net Loss Per Share (GAAP)	$(0.06)	$(0.10)	$(0.05)
Share impact of non-GAAP adjustments identified above	0.37	0.34	0.43
Non-GAAP Diluted Net Income Per Share	$0.31	$0.24	$0.38

Shares used in computing non-GAAP diluted net income per share	72,995	74,187	72,491

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2023	2022	2023

(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$372	$292	$260
	Cost of service revenue	2,539	1,745	1,680
	Research and development	5,386	4,431	3,870
	Sales and marketing	7,284	5,750	5,374
	General and administrative	4,263	3,363	3,577
	Total share-based compensation expense	$19,844	$15,581	$14,761

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Cost of product revenue	$1,638	$2,328	$2,329
	Operating expenses	12,707	13,881	13,890
	Total amortization expense	$14,345	$16,209	$16,219

(3)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$3	$4	$3
	Cost of service revenue	2	3	3
	Research and development	42	45	41
	Sales and marketing	8	9	7
	General and administrative	4	4	4
	Total acquisition related depreciation expense	$59	$65	$58

(4)	Legal expenses related to civil judgments included in this
	amount is as follows:
	General and administrative	$41	$-	$50
	Total legal judgments expense	$41	$-	$50

(5)	Change in fair value of derivative instrument included in
	this amount is as follows:
	Interest and other (income) expense, net	$(206)	$-	$1,380
	Total change in fair value of derivative instrument	$(206)	$-	$1,380

(6)	Total income tax adjustment included in this
	amount is as follows:
	Tax effect of non-GAAP adjustments above	$(7,171)	$(8,445)	$(2,041)
	Total income tax adjustments	$(7,171)	$(8,445)	$(2,041)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2023	2022	2023

Income (loss) from operations (GAAP)	$(4,695)	$(9,127)	$1,638
Previous adjustments to determine non-GAAP income from operations	34,289	33,629	31,067
Non-GAAP Income from operations	29,594	24,502	32,705

Depreciation excluding acquisition related-depreciation expense	5,032	5,311	5,339

Non-GAAP EBITDA from operations	$34,626	$29,813	$38,044
Non-GAAP EBITDA from operations as a % of revenue	16.4%	14.3%	18.3%

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'23	FY'24
GAAP & Non-GAAP revenue	$914.5	~$915 million to ~$945 million

	FY'23	FY'24
GAAP net income	$59.6	~$64 million to ~$73 million
Amortization of intangible assets	$64.7	~$57 million
Share-based compensation expenses	$62.0	~$69 million
Business development & integration expenses*	$0.2	~Less than $1 million
Change in fair value of derivative instrument	$1.4	-
Legal expenses related to civil judgments	$0.5	-
Restructuring charges	$1.8	-
Total adjustments	$130.6	~$127 million
Related impact of adjustments on income tax	$(30.7)	(~$27 million)
Non-GAAP net income	$159.6	~$164 million to ~$173 million

GAAP net income per share (diluted)	$0.82	~$0.86 to ~$0.98
Non-GAAP net income per share (diluted)	$2.18	~$2.20 to ~$2.32

Average weighted shares outstanding (diluted GAAP)	73.0	~74 million to ~75 million
Average weighted shares outstanding (diluted Non-GAAP)	73.0	~74 million to ~75 million
*Business development & integration expenses include acquisition-related depreciation expense
**Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Senior Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com